EXHIBIT T3H

$284m Senior Credit Facility

- Credit Agreement dated 10/16/2006
- $205,900,000 term loan
- $34,100,000 delayed-draw term loan
- $44,000,000 revolving loan
- Maturity: earlier of (i) 14 days before maturity of 9 7/8% Subordinated Notes, including extensions or refinancings, and (ii) October 10, 2010.
- Secured by substantially all of the Company's real and personal property
- Guaranteed by substantially all subsidiaries

10 1/2% Senior Notes- UNSECURED

- Indenture dated as of 07/02/03
- Maturity: 2011
- $235 million outstanding
- Trustee = U.S. Bank National Association
- Unconditionally guaranteed, on a joint and several basis, by the Guarantor subsidiaries including substantially all domestic subsidiaries of the Company. Non-Guarantor subsidiaries include Canadian operations and special purpose entities for accounts receivable and real estate finance programs

9 7/8% Subordinated Notes - UNSECURED

- Indenture dated as of 12/16/98
- Maturity: 10/15/2007
- $300 million outstanding
- Trustee = U.S. Bank National Association
- No guarantees by any subsidiary



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BTF/CFI, Inc. (DE) 36-4474644
Lincoln Indemnity Company (VT) 36-3493212
Bally Total Fitness Corporation (DE) 36-2762953
Bally Franchising Holdings, Inc. (IL) 36-4024133
BTFCC, Inc. (DE) 36-4205308
BTF Europe Corporation (DE) 26-0008641
Holmes Place International, S.A.*
Bally-Holmes Place, S.L. (Spain) 32-0005183
BTF/HP, LLC (DE)
Bally Matrix Fitness Centre, Ltd (Canada)
BTF Canada Corporation (Canada)
BTFHC
Canadian Fitness Holding Co.*
Bally ARA Corporation (DE) 36-4474631
Bally Total Fitness of California, Inc. (CA) 36-2763344
Bally Total Fitness of Toledo, Inc. (OH) 36-1603897
Bally REFS West Hartford, LLC (DE)
Bally Total Fitness of Colorado, Inc. (CO) 84-0856432
Bally Total Fitness International, Inc. (MI) 36-1692238
Bally Total Fitness of the Midwest, Inc. (OH) 34-1114883
Bally Total Fitness of Minnesota, Inc. (OH) 84-1035840
Bally Fitness Franchising, Inc. (IL) 36-4029332
Bally Franchise RSC, Inc. (IL) 36-4028744
Bally Total Fitness Franchising, Inc. (IL) 30-0301553
BTFF Corporation (DE) 36-4275975
BTF Indianapolis Corporation (DE) 36-4275972
BTF Cincinnati Corporation (DE) 36-4275970
BTF Minneapolis Corporation (DE) 36-4275973
Holiday Fitness Holding Co.*
Greater Philly No. 1 Holding Company (PA) 36-3209566
BTFC
Greater Philly No. 2 Holding Company (PA) 36-3209557
Bally Total Fitness of Philadelphia, Inc. (PA) 36-3209542
Nycon Holding Co., Inc. (NY) 36-3209533
New Fitness Holding Co., Inc. (NY) 36-3209555
Rhode Island Holding Company (RI) 36-3261314
Bally Total Fitness of Upstate New York, Inc. (NY) 36-3209544
Bally Total Fitness of Connecticut Coast, Inc. (CT) 36-3209546
Bally Total Fitness of Rhode Island, Inc. (RI) 36-3209549
Bally Total Fitness of Connecticut Valley, Inc. (CT) 36-3209543
Health & Tennis Corporation of New York (DE) 36-3628788
Bally Total Fitness of Missouri, Inc. (MO) 36-2779045
Jack La Lanne Holding Corp. (NY) 95-3445400
Bally Total Fitness of Greater New York, Inc. (NY) 95-3445399
Bally Sports Clubs, Inc. (NY) 36-3407784
China Sports Industry Company, Ltd.*
CSI Bally Total Fitness Company, Ltd. (China)
U.S. Health, Inc. (DE) 52-1137373
Holiday Health Clubs of the East Coast, Inc. (DE) 52-1271028
Bally Total Fitness of the Mid-Atlantic, Inc. (DE) 52-0620531
Bally Real Estate I LLC (DE)
Holiday/Southeast Holding Corp. (DE) 52-1268684
Tidelands Holiday Health Clubs, Inc. (VA) 52-1225388
Bally Total Fitness of the Southeast, Inc. (SC) 52-1230906
LEGEND
Corporation
Limited Liability Company
Ownership Details
Guarantor under Senior Credit Facility and 10 1/2% Indenture
Guarantor under Senior Credit Facility Only
Non-Guarantors

Bally Total Fitness Holding Corporation

Executive Officers

Barry R. Elson	Acting Chief Executive Officer
Julie Adams	Senior Vice President, Member Services
Marc D. Bassewitz	Senior Vice President, Secretary and General Counsel
Ronald G. Eidell	Senior Vice President, Chief Financial Officer
William G. Fanelli	Senior Vice President, Corporate Development
Gail J. Holmberg	Senior Vice President, Chief Information Office
Thomas S. Massimino	Senior Vice President, Operations
James A. McDonald	Senior Vice President, Chief Marketing Officer
Harold Morgan	Senior Vice President, Chief Administrative Officer
John Wildman	Senior Vice president, Chief Operating Officer
Teresa R. Willows	Senior Vice President, Customer Care and Member Services

Directors

Don R. Kornstein	Interim Chairman of the Board
Barry R. Elson	
Charles J. Burdick	
Eric Langshur